Exhibit 10.1
CONFIDENTIALTREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
A10 AND RESELLER CONFIDENTIAL

NINTH AMENDMENT
TO RESELLER AGREEMENT
This Ninth Amendment (the “Ninth Amendment”), dated as of March 27, 2014, is made in respect of that certain Reseller Agreement between A10 Networks, Inc. (“A10 Networks”) and NEC Corporation (“NEC” or “Reseller”) dated April 2, 2009 (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.
WHEREAS the parties entered into the Agreement to appoint NEC as a non-exclusive reseller of A10 Networks’ Products for the territory of Japan;
WHEREAS the parties desire to amend the Agreement within this said Ninth Amendment to Agreement;
NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt of which both parties hereby acknowledge, A10 Networks and Reseller agree as follows:

I.	Amendment of the Agreement. Reseller and A10 Networks hereby agree to amend the Agreement as follows:
The following service plan outside the scope of the Service Plan limited to Section 1 through Section 9 of Reseller Agreement Exhibit B is added:
A10 Networks Special Service Plan for NTT docomo sp-mode
1.Service Plan for post support.

1.1	Additional support fee shall be mutually agreed by Reseller and A10 Networks. This additional support fee is [***] from April 1, 2014 through September 30, 2014.

1.2
Service Plan is between A10 Networks and Reseller. Resellers are responsible for selling their own service contract to End Users, and Reseller must be the primary contact to End Users. End Users should not contact A10 Networks directly.

1.3
Service Plan is limited to units of products that are mutually agreed by Reseller and A10 Network based on the attachment named Units of products for post support. In case there is any change, it has to be notified to A10 Networks in advance and required to have agreement.

1.4
Priority issue is defined here as the customer’s production network is down or there is continuous serious impact to the customer’s business operations and it is obvious that A10 Networks’ product is the cause of a problem. For example, continuous reload/reboot, unsuccessful HA failover, and significant packet loss.

1.5	In occurrence of multiple priority issues at the same time, A10 Networks will make best effort to resolve each issue in sequential manner.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A10 AND RESELLER CONFIDENTIAL

1.6	A10 Networks shall provide 8 hour-support from 9:30-17:30 (except Saturdays, Sundays, public holidays and the year-end through New Year holidays) via phone and email in occurrence of priority issue.

1.7	Priority issue will take fast escalation path with commercially reasonable best effort.
2.    FR (Change Request, New Feature)

2.1	Statement of Work (SOW)
SOW will be written specifically for each feature. The development fee will depend on feature requirements, feature complexity, system and hardware implications and time line. For the SOW, the averaged software development and testing cost to base on is [***]/engineer per day.
3.    Reseller Requirement
The obligation of A10 Networks to provide Service Plan is subject to Reseller’s fulfillment of the following conditions. Reseller understands and agrees that part or all of Service Plan may not be provided by A10 Networks to Reseller, as a result of Reseller not being able to fulfillment any one of the following conditions.

3.1	Reseller shall maintain adequate amount of spare units, and evaluation units of Product, to support End Users.

3.2
Reseller shall provide first level support to End User or sub-reseller, and isolate the problem to a point where it can be identified as a problem of the Product, before reporting the problem to A10 Networks.

3.3
Reseller shall cooperate with A10 Networks in providing necessary information, including but not limited to detailed problem description, replication procedure, network diagram, and End User environment, necessary for A 10 Networks to perform Service Plan. For RMA, Reseller is to provide the Product serial number of End User Product, and the serial number of the Reseller spare unit the End User Product is to replace.

3.4
Reseller shall maintain adequate qualified technical personnel, including support engineers to perform basic hardware and software configuration and troubleshooting, and perform remedial hardware maintenance of Product. Reseller representative contacting Al 0 Networks TAC must be trained and qualified by A10 Networks.

II.	Ninth Amendment Miscellaneous. As expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions hereof and thereof, and shall constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein. The Agreement may only be further amended in writing signed by both the parties thereto. This Ninth Amendment shall be governed by and construed in

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A10 AND RESELLER CONFIDENTIAL

accordance with the laws of the state of California, the United States of America. The United Nation Convention on Contracts for the International Sale of Goods does not apply to this Ninth Amendment, the Agreement or any services, software or goods provided in connection herewith or therewith. This Ninth Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page follows.]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A10 AND RESELLER CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their duly authorized officers as of the day and year first above written.

A10 Networks, Inc.

By: /s/ Robert Cochran
Name: Robert Cochran
Title: Vice President Legal & Corporate Collaboration
Date: 4/22/2014

NEC Corporation

By: /s/ Akira Hashimoto
Name: Akira Hashimoto
Title: Senior Manager
Date: Mar, 27, 2014

A10 AND RESELLER CONFIDENTIAL

Attachment — Units of Products for service
1.    Scope of service plan:
Units of Products are listed serial numbers below and its RMA replacement.

Usage	NW ID	Quantity
LB	NW ID- BRA Model Serial Numbers	[***]
	NW ID- EXT Model Serial Numbers	[***]
LSN	NW ID- BRA Model Serial Numbers	[***]
Total		[***]
Definition of NW-ID
•BRA- Web Redirector, NAT Redirector, LSN
•EXO- NAT Redirector
•EXT- External LB

2.	Any series number changes by RMA replacement from April 1, 2014 to September 30, 2014 shall be notified to A10 Networks in order to receive post-support and pro-active support.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.